                                                                    EXHIBIT 4.21

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

Issued:  December, 31, 1997                                               CSW-14

                                 RIBOGENE, INC.

                          COMMON STOCK PURCHASE WARRANT

        1.     NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT.

               (a) EXERCISE OF THE WARRANT. Subject to the terms and conditions herein set forth, Hyline Laboratories, Inc., a New York corporation (the "Purchaser"), or a permitted holder hereof, shall be entitled to purchase from RiboGene, Inc., a California corporation (the "Company"), at any time and from time to time after the date hereof but on or before the earlier to occur of (A) January 5, 1999, (B) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which all shareholders of the Company immediately prior to such acquisition in the aggregate possess a minority of the voting power of the acquiring entity immediately following such acquisition (the "Acquisition") to the extent that the acquiror in such transaction requires, as a condition of such Acquisition, the exercise or termination of all or part of this Warrant on or before the closing of such Acquisition, which requirement shall be set forth in a writing signed by the acquiror and delivered to the holder hereof, or (C) the date of the closing of the Company's first underwritten public offering of securities at an aggregate offering price of not less than $7,500,000 and a price per share of at least $5.00, as adjusted for stock splits, combinations and the like (the "Initial Public Offering"), to the extent that the managing underwriter(s) in such transaction requires, as a condition of such underwriting, the exercise or termination of all or part of this Warrant on or before the closing of such Initial Public Offering, which requirement shall be set forth in a writing signed by the underwriter and delivered to the holder hereof, up to 195,000 shares (which number of shares is subject to adjustment as described below) of fully paid and nonassessable Common Stock of the Company (the "Shares") upon surrender hereof at the principal office of the Company, and upon payment of the purchase price for such shares (the "Purchase Price"), determined as the product of the number of shares of Common Stock acquired upon exercise hereof and the Warrant Price (as defined below), at said office in cash, by check, by wire transfer or by cancellation of indebtedness, or upon a net exercise of this Warrant as provided in Sections 7, 8 or 9 below. The Company shall give notice to the Purchaser of the Initial Public Offering or Acquisition at least thirty
(30) days prior to the effective date thereof.


                                       1.

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               (b) WARRANT PRICE. Subject to adjustment as hereinafter provided, the exercise price for one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) shall be $2.48. The exercise price for one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price."

        2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows:

               (a) Adjustment of Warrant Price upon Issuance of Additional Stock. The Warrant Price shall be subject to adjustment from time to time as follows:

                    (i)    (A)     Upon each issuance by the Company of any
Additional Stock (as defined below), after the date of this Warrant, without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 2(a)) be adjusted to a price determined by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which could be purchased were the then Warrant Price used instead of the purchase price actually paid for such Additional Stock (calculated by dividing the total consideration (before deduction of costs) to be received by the Company in such issuance by the then Warrant Price) and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock issued in such issuance. For purpose of this Subsection (a), all shares of Common Stock issuable upon conversion of outstanding Preferred Stock or upon exercise of this Warrant or any subsequent warrant issued or deemed issued to Hyline Laboratories, Inc. within 90 days of the date hereof shall be deemed to be outstanding and, immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed outstanding.

                           (B)    No adjustment of the Warrant Price shall be
made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 2(a)(i)(E)(3) and (E)(4), no adjustment of the Warrant Price pursuant to this subsection 2(a)(i) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

                                       2.

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                           (C)     In the case of issuance by the Company of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D)     In the case of issuance by the Company of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value as determined by the Board of Directors of the Company irrespective of any accounting treatment.

                           (E)     In the case of the issuance (whether before,
on or after the date of this Warrant) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 2(a)(i);

                                    1.  The aggregate maximum number of shares
of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 2(a)(i)(C) and (a)(i)(D)), if any, received by the Company upon issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    2.  The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for (to the extent then convertible or exchangeable) convertible or exchangeable securities or upon exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 2(a)(i)(C) and 2(a)(i)(D)).

                                    3.  In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Company under such options or rights or under such convertible or exchangeable securities, including but not limited to, a change resulting from antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be adjusted based upon

                                       3.

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the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    4.  Upon the expiration of any such options
or rights, the termination of any such options or rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    5.  The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 2(a)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 2(a)(i)(E)(3) or (4).

                    (ii) "ADDITIONAL STOCK" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 2(a)(i)(E)) by this Company after the date of this Warrant other than (A) shares of Common Stock issued upon conversion of the Company's Preferred Stock issued prior to the date of this Warrant, (B) shares of Common Stock issued to employees or directors of or consultants and advisers to the Company or any subsidiary pursuant to stock purchase or stock option plans or other similar arrangements approved by the Company's Board of Directors, (C) shares of Common Stock issued upon the exercise of warrants or options issued by the Company prior to the date of this Warrant, or (D) shares of Common Stock issued or issuable upon exercise or conversion of warrants to purchase shares of the capital stock of the Company issued in connection with equipment lease financing transactions or bank financing transactions unanimously approved by the Board of Directors, where the issuance of such warrants is not principally for the purpose of raising additional equity capital for the Company.

               (b) ADJUSTMENT FOR DIVIDENDS IN STOCK. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such

                                       4.

period, giving effect to all adjustments called for during such period by this paragraph (b) and paragraphs (a), (c) and (d) of this Section 2.

               (c) ADJUSTMENT FOR RECLASSIFICATION OR REORGANIZATION. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then and in each such case the Company shall give the holder of this Warrant at least thirty (30) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a), (b) and (d) of this Section 2.

               (d) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares of Common Stock receivable upon exercise of this Warrant shall thereby be proportionately decreased. Notwithstanding the foregoing, the Company shall not conduct a reverse stock split with respect to its Common Stock without first obtaining the written consent of the holders of a majority of the Warrant Shares represented hereby; provided, however, that such requirement terminate upon and shall not apply to a reverse stock split conducted in connection with the Initial Public Offering (if such reverse stock split is conditioned upon the consummation of the Initial Public Offering).

        3. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

        4. SHAREHOLDER RIGHTS AND OBLIGATIONS. This Warrant as such shall not entitle its holder to any of the rights or bind its holder to any of the obligations of a shareholder of the Company until the holder has exercised this Warrant in accordance with Section 6 hereof. The shares of Common Stock issued upon the exercise of this Warrant shall be entitled to the rights, preferences and privileges afforded to the other shares of Common Stock as set forth in the Company's Articles of Incorporation, as may be amended from time to time in accordance with applicable law.

                                       5.

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        5.     RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        6. PROCEDURE FOR EXERCISE. This Warrant may be exercised by its holder by the surrender of this Warrant and the executed Notice of Exercise attached hereto at the principal office of the Company, accompanied by payment in full of the Purchase Price of the Shares purchased thereby, as described above, or may be net exercised as described below. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. If this Warrant shall have been only partially exercised, the Company shall also deliver to the holder either (a) a statement executed by an officer of the Company setting forth the shares remaining subject to purchase under this Warrant or (b) a replacement Warrant identical to this Warrant except that the Shares purchasable thereunder shall be only those Shares not purchased upon exercise of this Warrant, at the Company's option.

        7.     EXERCISE UPON INITIAL PUBLIC OFFERING.

               (a) HOLDER RIGHTS COMPANY OPTION. In the event that the managing underwriter(s) in the Initial Public Offering require the exercise or termination of this Warrant as a condition to their underwriting, the holder shall have the right to exercise one or any combination of the rights of the holder set forth in Sections (b) and (c) below in such combination as the Company, in its sole and complete discretion, shall determine in a notice delivered to the holder hereof not later than promptly following the meeting of the pricing committee of the Company's Board of Directors with the managing underwriter(s) of the Initial Public Offering in which the offering is sized and priced. All actions taken by the holder hereof pursuant to this Section 7 shall be conditioned upon the closing of the Initial Public Offering. If for some reason the holder hereof has taken action under this Section 7 and such offering does not close within one hundred twenty (120) days after such action is taken, the holder's actions hereunder shall be considered to have been rescinded and this Warrant shall continue in full force and effect until otherwise terminated or exercised.

               (b) EXERCISE AND REGISTRATION. If this Warrant shall be exercised as result of such requirement by the managing underwriter(s) for the Initial Public Offering, then upon such exercise in accordance with the terms stated in
Section 1 above, the holder shall be entitled, to the extent permitted by the Company under this Section 7, to include in the Initial Public

                                       6.

Offering that number of Shares such that the proceeds to the holder, net of underwriting commission or discounts ("Proceeds"), shall equal not less than the total Purchase Price of this Warrant actually paid by the holder upon exercise under this subsection (b) (the "Inclusion Right"). In lieu of payment of the Purchase Price to be paid upon exercise under this subsection (b), the holder and the Company may direct the underwriters to pay that portion of the proceeds from the Initial Public Offering otherwise payable to the holder directly to the Company in satisfaction of the holder's Purchase Price obligation.

               (c) RIGHT TO CONVERT. If this Warrant shall be exercised as a result of such requirement by the managing underwriter(s) for the Initial Public Offering, then the holder hereof shall be entitled, to the extent permitted by the Company under this Section 7, to so exercise by converting this Warrant or portion hereof (the "Conversion Right") into shares of Common Stock, without payment by such holder of any cash or other consideration, as provided below immediately prior to its expiration after the Company has given the Purchaser notice of the Initial Public Offering pursuant to Section 1 above, subject to the restrictions set forth in subsection (e) hereof. In connection with any exercise of the Conversion Right, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) (the "Converted Warrant Shares") equal to

                    (i) the number of Shares being converted by the holder hereunder, as specified by the holder pursuant to subsection (d) below (the "Total Number"), multiplied by

                    (ii) a fraction, (A) the numerator of which is the excess of the Fair Market Value of one Share, as determined pursuant to subsection (f) below, over the Warrant Price then in effect, and (B) the denominator of which is the Fair Market Value of one Share, all determined as of the Conversion Date.

               (d) EXERCISE OF CONVERSION RIGHT. To the extent exercisable, the Conversion Right set forth in subsection (c) above may be exercised by the holder hereof by the surrender of this Warrant prior to its expiration and after the Company shall have given the Purchaser notice pursuant to Section 1 of the Initial Public Offering, at the principal office of the Company together with written statement specifying that the holder thereby intends to exercise the Conversion Right immediately prior to the expiration of this Warrant and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subsection (c) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective immediately prior to the expiration of this Warrant (the "Conversion Date"). Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2(b) above) and, if applicable, a new Warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant shall be issued as of the Conversion Date and shall be delivered to the holder immediately following the Conversion Date.

               (e) RESTRICTIONS ON CONVERSION RIGHT. In the event that the Conversion Right contained herein would, at any time this Warrant remains outstanding, be deemed by the Company's independent certified public accountants to trigger a charge to the Company's

                                       7.

earnings for financial reporting purposes, then the Conversion Right under this
Section 7 shall automatically terminate upon the Company's written notice to the holder of such adverse accounting treatment.

               (f)  DETERMINATION OF FAIR MARKET VALUE. For purposes of this
Section 7, fair market value of a share of Common Stock as of the Conversion Date shall mean the value of the shares of Common Stock, as provided in the "Price to Public" specified in the final prospectus with respect to such offering.

               (g) COMBINATION OF RIGHTS. To the extent that the Company limits the exercise of the Conversion Right to a portion of this Warrant or if the Conversion Right is terminated under Section 7(e) above, it shall allow the holder hereof to exercise the Inclusion Right to the extent necessary to produce Proceeds equal to the aggregate purchase price of those Shares not eligible for conversion under the Conversion Right. Similarly, to the extent that the Company limits the exercise of the Inclusion Right to a portion of this Warrant, it shall allow the holder hereof to exercise the Conversion Right with respect to those Shares the purchase price for which would not be accounted for through such limited exercise of the Inclusion Right.

               (h) DEMONSTRATION OF EXERCISE UNDER SECTION 7. Examples of a full and partial exercise of the rights set forth in this Section 7 are attached hereto as Attachment 1. Such examples are limited by their stated assumptions and should be used for reference purposes only.

        8.     NET EXERCISE UPON ACQUISITION OR TERMINATION.

               (a) In the event that the acquiror in the Acquisition requires the exercise or termination of this Warrant as a condition to such Acquisition, the holder shall have the right to exercise the rights of the holder set forth in Sections 7(c), 7(d) and 7(f) above (without reference to Section 7(e)), interpreting all references therein to "Initial Public Offering" to mean "Acquisition" and substituting the following language for the determination of fair market value set forth in Section 7(f): "fair market value of a share of Common Stock as of the Conversion Date shall mean the effective per share consideration to be received in an Acquisition by holders of the Common Stock, which price shall be as specified in the agreement entered into with respect to such Acquisition, or if no such price is set forth in the agreement concerning the Acquisition, then as reasonably determined in good faith by the Company's Board of Directors upon a review of all relevant factors." All actions taken by the holder hereof pursuant to this Section 8(a) shall be conditioned upon the closing of the Acquisition. If for some reason the holder hereof has taken action under this Section 8(a) and such transaction does not close within one hundred twenty (120) days after such action is taken, the holder's actions hereunder shall be considered to have been rescinded and this Warrant shall continue in full force and effect until otherwise terminated or exercised.

               (b) If this Warrant shall not have been exercised or terminated prior to January 5, 1999, then this Warrant shall be deemed to have been automatically converted pursuant to the provisions set forth in Sections 7(c), 7(d) and 7(f) above (without reference to the first sentence

                                       8.

in Section 7(d) or to Section 7(e)), ignoring all references therein to "Initial Public Offering," any notice deliverable thereupon or any other language or right specific thereto other than the right to convert this Warrant into shares of Common Stock. For purposes of this Section 8(b), the following language shall be substituted for the determination of fair market value set forth in Section 7(f): "fair market value of a share of Common Stock as of the Conversion Date shall mean, at the holder's option, either (i) the price per share at which the Company's Preferred Stock (initially convertible into one share of Common Stock) was last sold by the Company prior to the Conversion Date, or (ii) the value determined by a mutually acceptable investment advisor within thirty (30) days after the Conversion Date upon review of all relevant factors provided, however, in determining the value of share of Common Stock, no discount shall be taken for either the fact that the shares of Common Stock to be issued to a Holder may not then be freely tradeable on a public market or that such shares may constitute a minority interest in the Company. The holder shall indicate in written notice to the Company not later than the Conversion Date which of options (i) or (ii) the holder wishes to accept or pursue. The fees and expenses of the investment advisor, if applicable, shall be borne equally by the Company and the holder; provided, however, that if the Company's Preferred Stock (initially convertible into one share of Common Stock) was last sold by the Company within eighteen (18) months prior to the Conversion Date, the fees and expenses of the investment advisor, if applicable, shall be borne solely by the holder."

        9. NET EXERCISE RIGHT. In lieu of exercising this Warrant as specified in Section 1(a) above, Purchaser may from time to time exchange this Warrant, in whole or in part, into the number of Shares determined by dividing
(a) the aggregate fair market value on the date of such exchange of a number of Shares or other securities otherwise issuable upon exercise of this Warrant designated by Purchaser (the "Designated Shares") minus the aggregate Warrant Price of the Designated Shares by (b) the fair market value of one Share. Upon such exchange, the number of Shares purchasable upon exercise of this Warrant shall be reduced by the number of Designated Shares and, if a balance of purchasable Shares remains after such exchange, the Company shall execute and deliver to Purchaser a new Warrant evidencing the right to purchase such balance of Shares; provided, no fractional shares shall be issuable upon such exchange, and if the number of Shares determined in accordance with the foregoing formula is other than a whole number, the Company shall pay Purchaser an amount by check, determined in accordance with the provisions of Section 3. For purposes of this Section 9, if the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Purchaser delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Purchaser advises the Board of Directors in writing that Purchaser disagrees with such determination, then the Company and Purchaser shall promptly agree upon a reputable investment banking firm to undertake such valuation. All fees and expenses of the investment banking firm shall be borne equally by the Company and Purchaser.

        10. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company

                                       9.

shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        11. PROPOSED TRANSFERS. This Warrant may not be sold, assigned, pledged or otherwise transferred by the holder hereof to a third party other than in compliance with all terms of this Section 11.

               (a) This Warrant may be sold, assigned, pledged or otherwise transferred by the holder hereof to a majority-owned subsidiary of the Purchaser or an entity holding a majority of the Purchaser's outstanding voting securities or to the members of the immediate family of such majority shareholder, if an individual, or to trusts for their benefit.

               (b) If the holder hereof wishes to sell, assign, pledge or otherwise transfer this Warrant or any portion thereof to a party(ies) other than a party set forth in subsection 11(a) above, the holder shall first offer the Warrant to the Company on the following terms:

                    (i) The transferring holder shall first deliver to the Company a written offer (the "Offer") to sell at the price and on the terms offered to the third-party transferee(s) with respect to the offered portion(s) of this Warrant (collectively, the "Offered Portion"), along with a statement (the "Offer Statement") setting forth the holder's intention to so transfer and the name and address of the third-party transferee(s).

                    (ii) For a period of thirty (30) days after the receipt of the Offer (the "Offer Period"), the Company shall have the right, but not the obligation, to purchase all of the Offered Portion on the terms set forth in the Offer. If the Company chooses to so exercise this purchase right, it shall deliver a written notice of such intent to the transferring holder and must so purchase all (and not less than all) of the security(ies) so offered within thirty (30) days of the receipt of such notice by the transferring holder.

                    (iii) To the extent that the Company declines to exercise its right to purchase all of the Offered Portion within the Offer Period, the transferring holder may sell, assign, pledge or otherwise transfer the Offered Portion to the third-party transferee(s) set forth in the Offer Statement at a price not less than, and upon terms not more favorable to such transferee(s) than the terms set forth in the Offer; provided, however, that if the transferring holder has not completed such transfer within one hundred twenty
(120) days after the Offer Period lapses, such transfer shall again become subject to the terms of this subsection 11(b).

                    (iv) The right of purchase set forth in this subsection 11(b) may be assigned by the Company without the consent of the holder hereof. Notice of such assignment shall be given to the holder hereof.

               (c) Other than transfers of this Warrant or any Shares received upon exercise hereof to a transferee or transferees set forth in subsection (a) above, prior to any proposed transfer of this Warrant consistent with the foregoing or the Shares received upon the exercise

                                       10.

hereof (collectively, the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either
(i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action " letter from the Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

        12. MERGER. If the Company shall at any time merge with or into another corporation in a transaction that is not an Acquisition, the holder of this Warrant will thereafter receive, upon the exercise of this Warrant in accordance with its terms, the securities or properties to which the holder of the number of shares of Common Stock then deliverable upon exercise of this Warrant would have been entitled upon such merger.

        13. OBSERVER RIGHTS. At any time prior to the consummation of the Initial Public Offering and for so long as this Warrant is issued and outstanding, Michael Ashkin shall have the right to attend all meetings (including telephonic meetings) of the Company's Board of Directors in a non-voting, observer capacity and, in this respect, the Company shall give Mr. Ashkin, whether or not present at such meetings, copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, (i) that Mr. Ashkin shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; (ii) that the Company reserves the right to withhold any information and to exclude Mr. Ashkin from any meeting, or portion thereof, if the Board of Directors determines in good faith that access to such information or attendance at such meeting could materially and adversely affect the Company, whether by way of adversely affecting the attorney-client privilege between the Company and its counsel, or otherwise; and (iii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the Company's Board of Directors. If it is necessary for Mr. Ashkin to travel to any such Board meeting, he shall receive the same remuneration and reimbursement from the Company as do the Company's Directors residing in the eastern United States. Notwithstanding the foregoing, the observer rights set forth in this Section 13 shall terminate if and at such time as Michael Ashkin beneficially owns less than 650,000 Shares. For the purpose of the calculation set forth in the preceding sentence, "beneficial ownership" shall be interpreted consistently with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as

                                       11.

amended, except that such term shall be deemed to include shares held by the members of Mr. Ashkin's immediate family or in trusts for their benefit.

        14. HSR ACT AND RULES. In the event the Company or any holder hereof reasonably believes that the exercise of this Warrant and the issuance of shares of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) requires prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act and Rules"), any such exercise shall be contingent upon such prior compliance, and, subject to effecting such compliance, be effective as of the date that this Warrant is surrendered for exercise pursuant to Section 6 above.

        15. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California (without reference to conflict of laws principles). The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

        IN WITNESS WHEREOF, this Common Stock Purchase Warrant No. CSW-14 is issued this 31st day of December, 1997.

                                 RIBOGENE, INC.
                                 a California corporation



                                 By: /s/ CHARLES CASAMENTO
                                    -----------------------------------

                                 Title:
                                       --------------------------------

                                       12.

                               NOTICE OF EXERCISE
                                OF RIBOGENE, INC.
                          COMMON STOCK PURCHASE WARRANT


To:



        Attn:

        1. The undersigned hereby elects to purchase _______________ shares of Stock of _____________________________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:
               Name:
               Address:

        3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than distributions to members of the undersigned immediate family or to trusts for their benefit.

                                                --------------------------------
                                                          (Signature)

--------------------------------------
               (Date)




                                       13.

                                  ATTACHMENT 1

             EXAMPLES OF EXERCISE OF CONVERSION AND INCLUSION RIGHTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   EXAMPLE #1
Assumptions:

1.   Full exercise of Conversion Right

2.   Variables:
               X      =      Shares acquirable upon exercise of conversion right
               Y      =      Total Number (to be converted) = 2,000,000
               A      =      Fair Market Value = 5
               B      =      Warrant Price = 3

Conversion Right Calculation:

X = Y * (A-B)         -      X = 2,000,000 * (5-3)     -      X = 800,000 shares
        -----                    -----------------
          B                              5

--------------------------------------------------------------------------------

                                   EXAMPLE #2

Assumptions:

1. 1/2 exercise of Conversion Right and 1/2 cash exercise and full exercise of Inclusion Right.

2. Underwriting discounts and commissions have not been taken into consideration.

3.      Variables:

             -  For Conversion Right Calculation:

                      X      =      Shares acquirable upon exercise of right
                      Y      =      Total Number (to be converted) = 1,000,000
                      A      =      Fair Market Value = 5
                      B      =      Warrant Price = 3


                                       14.

             -  For Cash Exercise and Inclusion Right:

                      X      =      Shares included in Initial Public Offering
                      Y      =      Shares cash exercised = 1,000,000
                      Z      =      Fully paid shares owned by holder after cash
                                    exercise and inclusion
                      A      =      Fair Market Value = 5
                      B      =      Warrant Price = 3

Calculations:

Conversion Right Calculation:

X = Y * (A-B)     -      X =1,000,000 * (5-3)      -      X = 400,000 shares
        -----                           -----
          B                               5


Cash Exercise and Inclusion Right Calculation:

X = (Y * B)-      X = (1,000,000 * 3)          -      X = 600,000 shares
     -----             -------------
       A                     5


Z = Y - X  -      Z = 1,000,000 - 600,000      -      Z = 400,000

--------------------------------------------------------------------------------

        ACCORDINGLY, THE HOLDER IS LEFT WITH 800,000 FULLY PAID SHARES UNDER EACH OF THE FOREGOING EXAMPLES, REGARDLESS OF WHETHER THE CONVERSION RIGHT WAS EXERCISED IN FULL (800,000 shares) OR WHETHER EACH RIGHT WAS EXERCISED EQUALLY (400,000 + 400,000 shares).

                                       15.